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                                                                 EXHIBIT 10.2(e)

                             AMENDMENT NO. 1 TO THE
                           UNIVERSAL FOODS CORPORATION
                            1990 EMPLOYEE STOCK PLAN

         The Universal Foods Corporation 1990 Employee Stock plan (the "Plan") is hereby amended, effective as of September 10, 1998, as set forth below:

1.       Section 8.6 of the Plan is amended to read in its entirety as follows:

         8.6 Payment. The Option price of any Option shall be payable to the Company in full upon exercise (i) in cash or its equivalent including, in the discretion of the Committee, a promissory note issued to the Company by the Participant, which note shall (v) be secured by the Stock issued; (w) be for a term of not more than ten (10) years; (x) bear interest at a rate of not less than the prime rate (as determined by the Committee) in effect on the date such promissory note is issued; (y) require at least annual payments of principal and interest; and (z) contain such other terms and conditions as the Committee determines; provided, that in the case of the exercise of an incentive stock option which is outstanding as of September 10, 1998, such promissory note shall not be considered the equivalent of cash; (ii) by tendering shares of Stock having a Fair Market Value at the time of exercise equal to the total Option price; (iii) by a combination of cash and shares of Stock; or (iv) by electing to have the Company withhold from the shares of Stock otherwise issuable upon exercise of the Option that number of shares of Stock otherwise having a Fair Market Value at the time of exercise plus cash for any fractional share amounts, equal to the total Option price; provided that any such election by an elected officer, director or more than 10% shareholder of the Company with respect to an incentive stock option outstanding as of September 10, 1998 must be made during the ten-day period beginning on the third business day following the release of the Company's quarterly or annual summary statement of sales and earnings. The proceeds from such a payment shall be added to the general funds of the Company and shall be used for general corporate purposes.

2.       Section 13 of the Plan is amended to read in its entirety as follows:

         Section 13. Change of Control.

         13.1        A "Change of Control" of the Company means:


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         (a)      the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (4) any acquisition pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this Section; or

         (b) individuals who, as of September 10, 1998, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to September 10, 1998 whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or



         (c) consummation by the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another entity (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such business combination beneficially own, directly or indirectly, more


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                  than 50% of, respectively, the then outstanding shares of
                  common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be,
                  (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or of such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or the action of the Board, providing for such Business Combination; or

         (d) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

         13.2 Treatment of Options and Stock Appreciation Rights. In the event of a Change of Control of the Company, all Options and Stock Appreciation Rights outstanding as of the date of such Change of Control, and which are not then exercisable and vested, shall become fully exercisable and vested immediately prior to such Change of Control.

         13.3 Treatment of Restricted Stock. In the event of a Change of Control of the Company, the restrictions applicable to any shares of Restricted Stock shall lapse and such shares shall become immediately vested and shall be freely transferable by the Participant, subject to any applicable Federal or state securities laws.

         13.4 Certain Agreement Provisions Void. In the event of a Change of Control of the Company, any Forfeiture Provision (as hereinafter defined)


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contained in any Grant Agreement (as hereinafter defined) shall be null and void and of no further force and effect. For purposes of this Section 13.4:

         (a) "Grant Agreement" means an agreement between the Company and a Participant concerning the grant of nonstatutory stock options or Restricted Stock (but not incentive stock options) entered into prior to the effective date of this amendment (September 10, 1998).

         (b) "Forfeiture Provision" means a provision in a Grant Agreement which provides for the forfeiture of vested or unvested stock options or Restricted Stock, as the case may be, or the repayment to the Company of the "Option Spread" or "Restricted Stock Value" (as such terms are defined or used in the Grant Agreement), as the case may be, upon the occurrence, during or for a specified period after the termination of the Participant's employment with the Company or any subsidiary, of one or more of: (i) the Participant engaging in acts competitive with the Company or any subsidiary; (ii) the Participant soliciting the employees or customers of the Company or any subsidiary in a manner which is competitive with the Company or any subsidiary or disruptive to the business of the Company or any subsidiary; (iii) the Participant disclosing Information (as such term is defined in or used in such grant Agreement) obtained during the course of the Participant's employment with the Company or any subsidiary; (iv) any actions of similar nature to the foregoing which are defined in such Grant Agreement as "Restricted Activities" or "Prohibited Activities"; or (v) the violation by the Participant of any written agreement between the Company and the Participant prohibiting all or any of the activities described in (i) through (iv), above.


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